Navigating the present, focusing on the future.

HELIX ENERGY SOLUTIONS

Third Quarter 2015 Conference Call

October 20, 2015

Forward Looking Statements

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

Presentation Outline



XLX-88
HELIX

Work class ROV XLX – 88

Executive Summary



Executive Summary

HELIX ENERGY SOLUTIONS

($ in millions, except per share data)	Three Months Ended			Nine Months Ended	
	9/30/2015	9/30/2014	6/30/2015	9/30/2015	9/30/2014
Revenues	$ 182	$ 341	$ 166	$ 538	$ 900
Gross profit	$ 32	$ 126	$ 24	$ 91	$ 311
	18%	*37%*	*15%*	*17%*	*35%*
Net income (loss) applicable to common shareholders	$ 10	$ 76	$ (3)	$ 27	$ 187
Diluted earnings (losses) per share	$ 0.09	$ 0.71	$ (0.03)	$ 0.25	$ 1.77
Adjusted EBITDA[1]					
Business Segments	$ 58	$ 148	$ 43	$ 154	$ 365
Corporate and elimination	(7)	(11)	(7)	(15)	(26)
Adjusted EBITDA	$ 51	$ 137	$ 36	$ 139	$ 339

[1]See non-GAAP reconciliations on slide 22

Executive Summary

- Q3 2015 earnings of $0.09 per diluted share compared to loss of $(0.03) per diluted share in Q2 2015
- Q3 2015 EBITDA of $51 million compared to EBITDA of $36 million in Q2 2015
- Quarter over quarter increases reflect the improved performance of our Robotics Segment and our Well Intervention assets in the UK
- Well Intervention – Q3 2015
  - 60% utilization of "active" well intervention vessels
    - Gulf of Mexico 34% utilization (2 vessels)
    - North Sea 82% utilization (3 vessels, including the *Seawell* in September)
  - *Q4000* utilization 67% in Q3 2015; *Helix 534* idle all of Q3 2015 due to low activity levels, entered dry dock in late September
  - Combined utilization of 96% for the *Well Enhancer* and *Skandi Constructor* in Q3 2015; *Seawell* successfully completed sea trials, reentered the fleet in early September and was warm stacked
- Robotics – Q3 2015
  - Robotics vessels and ROVs utilized 87% and 59%, respectively, during the third quarter

Executive Summary

Balance Sheet

- Liquidity[1] of approximately $712 million at 9/30/2015
- Cash and cash equivalents totaled $469 million at 9/30/2015
  - $19 million of cash used for scheduled principal debt repayments
  - $48 million of cash used for capital expenditures
- Net debt of $307 million at 9/30/2015
- See updated debt instrument profile on slide 14

[1]We define liquidity as the total of cash and cash equivalents ($469 million) plus available capacity under our revolving credit facility ($243 million)

Operational Highlights

HELIX ENERGY SOLUTIONS


Huisman

Business Segment Results

($ in millions)

	Three Months Ended					
	9/30/2015		9/30/2014		6/30/2015	
Revenues						
Well Intervention	$ 95		$ 205		$ 86	
Robotics	83		132		75	
Production Facilities	19		24		20	
Intercompany elimination	(15)		(20)		(15)	
Total	$ 182		$ 341		$ 166	
Gross profit						
Well Intervention	9	*9%*	84	*41%*	7	*8%*
Robotics	17	*20%*	32	*24%*	9	*13%*
Production Facilities	7	*37%*	11	*47%*	9	*42%*
Elimination and other	(1)		(1)		(1)	
Total	$ 32	*18%*	$ 126	*37%*	$ 24	*15%*

- 60% utilization across the active well intervention fleet[1]
- *Q4000* 67% utilization; *Helix 534* was idle for the entire quarter
- *Skandi Constructor* fully utilized
- *Well Enhancer* 91% utilization
- *Seawell* completed life extension, warm stacked in early September
- Robotics achieved 87% utilization on chartered vessel fleet; 59% utilization of ROVs, trenchers and ROVDrill

[1]Includes Seawell as of September 1



Well Enhancer

Well Intervention

HELIX ENERGY SOLUTIONS

Gulf of Mexico

- *Q4000* was 67% utilized during Q3 on various projects
- *Helix 534* was idle in Q3; the vessel entered dry dock in September and is expected to complete dry dock in mid Q4
- IRS no.1 and IRS no. 2 rental units remained on hire the entire quarter
- *Q5000* arrived in the Gulf of Mexico in August to complete commissioning and to outfit the ROVs and intervention system; upon completion, the vessel will be available for work

North Sea

- Combined utilization of 96% for the *Well Enhancer* and *Skandi Constructor* during Q3
- *Seawell* completed life extension capital upgrades, carried out successful sea trials and, as of early September, has been warm stacked
- *Skandi Constructor* fully utilized in UK sector
- *Well Enhancer* 91% utilized on variety of projects with a short maintenance period in August



The *Q5000* enroute to the Gulf of Mexico

Robotics

- 87% chartered vessel fleet utilization in Q3; 59% utilization for ROVs, trenchers and ROVDrills
- *Grand Canyon*, *T1200* and *iTrencher* utilized for 81 days (88% utilization) on cable burial project offshore Qatar during Q3; *Grand Canyon* transited to Brazil for an offshore jet trenching project, which is expected to last the duration of Q4
- *Grand Canyon II* performed 80 days (87% utilization) of cable burial work with the *T750* in Baltic Sea
- *Deep Cygnus* performed 88 days (96% utilization) of cable burial work in the North Sea with *T1500* during Q3
- *REM Installer* performed 62 days (68% utilization) of ROV support projects in GOM; utilization was affected by persistent loop currents in the GOM that deferred projects until later in 2015
- *Olympic Canyon* performed 81 days (88% utilization) of ROV support work offshore India during the quarter; project ended in September 2015 and the vessel is currently transiting back to the North Sea


T-1200

T1200 Trencher



Schilling* ROV on *Grand Canyon II

Utilization



100%
80%
60%
40%
20%
0%
60%
63%
97%
87%
81%
90%
59%
61%
81%
Q3 2015
Q2 2015
Q3 2014
Well Intervention Vessels
ROV and Trencher Support Vessels
ROVs and Trenchers

Well Intervention Vessels

- *Skandi Constructor* [1]
- *Seawell* [2]
- *Well Enhancer*
- *Q4000*
- *Helix 534*

ROV and Trencher Support Vessels

- *Olympic Canyon* [1]
- *Deep Cygnus* [1]
- *Olympic Triton* [1,3]
- *Grand Canyon* [1]
- *Grand Canyon II* [1,4]
- *REM Installer* [1]
- *Spot vessels* [1,5]

ROVs and Trenchers

- 53 ROVs
- 2 ROVDrill units
- 5 Trenchers

[1]Chartered vessel
[2]Vessel completed life extension capital upgrades and was warm stacked in early September. Not included in Q2 2015 utilization calculation
[3]Vessel returned to owner in September 2014
[4]Vessel entered fleet in late April 2015
[5]Robotics chartered additional spot vessels during Q2 2015 for a total of 13 days and 197 days in Q3 2014

Key Balance Sheet Metrics



Debt Instrument Profile

Total funded debt of $793 million at end of Q3 2015:

- $200 million Convertible Senior Notes – 3.25%[1] ($183 million net of unamortized debt discount)
- $263 million Term Loan – LIBOR + 2.50%[2]
  - Annual amortization payments of 5% in years 1 and 2, 10% in years 3 through 5
- $89 million MARAD Debt – 4.93%
  - Semi-annual amortization payments
- $241 million Q5000 Loan – LIBOR + 2.50%[3]
  - Annual amortization payments of 14% over 5 years with a final balloon payment



Debt Instrument Profile at 9/30/2015
($ in millions)
$500
$400
$300
$200
$100
$0
$200
$263
$241
$89
2015
2016
2017
2018
2020
2027
Convertible Notes
Term Loan
MARAD Debt
Q5000 Loan

[1]Stated maturity 2032. First put/call date March 2018
[2]We have fixed through October 2016 the LIBOR interest rate on 50% of the Term Loan debt at 0.75% utilizing interest rate swaps
[3]We have fixed through April 2020 the LIBOR interest rate on 75% of the Q5000 Loan debt at 1.51% utilizing interest rate swaps

Debt & Liquidity Profile



($ in millions)
Debt 1
Liquidity 2
$2,000
$1,500
$1,000
$500
$0
$1,200
$900
$600
$300
$0
$2,027
$1,803
$1,361
$1,090
$1,358
$967
$1,155
$609
$1,019
$582
$566
$88
$551
$75
$776
$307
12/31/2008
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
09/30/2015
Gross Debt
Net Debt
Liquidity

Liquidity of approximately $712 million at 9/30/2015

[1]Includes impact of unamortized debt discount under our convertible senior notes
[2]We define liquidity as the total of cash and cash equivalents ($469 million) plus available capacity under our revolving credit facility ($243 million of the $600 million facility available based on TTM EBITDA)

2015 Outlook



2015 Outlook

($ in millions)	2015 Outlook	2014 Actual
Revenues	~700	$ 1,107
EBITDA	~160-170	378
CAPEX	~365	357
Revenue Split:		
Well Intervention	~355	$ 668
Robotics	~300	420
Production Facilities	~78	93
Elimination	(33)	(74)
Total	**$ 700**	**$ 1,107**

Note: *Market conditions remain very challenging. A continuation of these industry conditions plus the typical seasonal factors impacting North Sea operations in both Robotics and Well Intervention are anticipated to result in a drop off in our Q4 results from Q3. We expect these challenging industry conditions to persist into 2016, as oil prices have not recovered sufficiently to stimulate an increase in customer spending levels. Furthermore, we anticipate our Robotics business to see a drop off in activity in 2016 as subsea projects will be affected more broadly from the lack of overall E&P spending that has already taken place.*

2015 Outlook

- Total backlog as of September 30, 2015 was approximately $1.8 billion
- The *Q4000* is expected to have strong utilization for the remainder of 2015
- The *Helix 534* is scheduled to finish dry dock in Q4; vessel warm stack is planned thereafter with the vessel backlog shifted to *Q5000*
- The *Q5000* is scheduled to finish commissioning in early Q4; upon completion the vessel will have partial utilization in Q4 from backlog transferred from the *Helix 534* and a potential for other work
- IRS no.1 and IRS no. 2 remain on hire for the remainder of 2015
- The *Seawell* life extension capital upgrade is complete and the vessel is warm stacked in the UK and likely to remain as such for the remainder of 2015
- The *Skandi Constructor* charter was extended through April 1, 2017 at reduced rates effective October 15th
- The *Skandi Constructor* has utilization through early November
- The *Well Enhancer* has committed work in November and potential work in December

2015 Outlook

- *Grand Canyon* and *T1200* to be utilized until year end 2015 performing a jet trenching project offshore Brazil
- *Olympic Canyon* is currently transiting back to the North Sea and currently is expected to be cold stacked until the vessel's charter expires in late May 2016; will continue to pursue any other opportunities that may arise for the vessel
- The remainder of the fleet (*Grand Canyon II, Deep Cygnus and REM Installer*) have some, but lower utilization levels forecasted in Q4 versus Q3

2015 Outlook – Capex

HELIX ENERGY SOLUTIONS

2015 capex is currently forecasted at approximately $365 million, consisting of the following:

- $250 million in growth capital, primarily for newbuilds currently underway, including:
  - $154 million for *Q5000*
  - $21 million for *Q7000*
  - $57 million for *Siem Helix I* and *II* monohull vessels
  - $7 million in Robotics
  - $11 million for new subsea equipment
- $50 million on the *Seawell* life extension capital upgrade in 2015
- $65 million in maintenance capital
  - $29 million for the *Q4000* and *Helix 534* dry dock
  - $30 million in vessel / IRS maintenance and spares
  - $6 million in Robotics maintenance and other
- *Q7000* delivery delayed until no earlier than mid 2017

Non-GAAP Reconciliations



Non-GAAP Reconciliations

HELIX ENERGY SOLUTIONS

($ in millions)	Three Months Ended			Nine Months Ended	
	9/30/2015	9/30/2014	6/30/2015	9/30/2015	9/30/2014
Net income (loss) applicable to common shareholders	$ 10	$ 76	$ (3)	$ 27	$ 187
Adjustments:					
Net income applicable to noncontrolling interests	-	-	-	-	1
Income tax provision	-	30	1	1	68
Net interest expense and other	9	3	10	24	13
Depreciation and amortization	32	28	28	87	81
EBITDA	$ 51	$ 137	$ 36	$ 139	$ 350
Adjustments:					
Noncontrolling interests	-	-	-	-	(1)
Gain on disposition of assets	-	-	-	-	(10)
Adjusted EBITDA	$ 51	$ 137	$ 36	$ 139	$ 339

We define EBITDA as earnings before net interest expense and other, income taxes, and depreciation and amortization expense. We deduct the noncontrolling interests related to the adjustment components of EBITDA and the gain or loss on disposition of assets to arrive at our measure of Adjusted EBITDA. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items which can vary substantially from company to company and help investors meaningfully compare our results from period to period. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income and other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Navigating the present, focusing on the future.

HELIX ENERGY SOLUTIONS

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